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Exhibit 2.d.10

GLADSTONE INVESTMENT CORPORATION
TRANSFERABLE RIGHTS OFFERING

NOTICE OF GUARANTEED DELIVERY
FOR SHARES OF COMMON STOCK
SUBSCRIBED FOR PURSUANT TO THE BASIC SUBSCRIPTION RIGHT
AND THE OVER-SUBSCRIPTION PRIVILEGE

        As set forth in the prospectus dated January 14, 2008, as supplemented by the prospectus supplements dated March 24, 2008 and March 31, 2008, which we refer to collectively as the "Prospectus," of Gladstone Investment Corporation (the "Company"), the form on the following page, or one substantially equivalent hereto, must be used as a means of effecting the subscription for all shares of the Company's common stock subscribed for under the Basic Subscription Rights and Over-Subscription Privilege of the Rights offering. Such form must be delivered by hand or sent by facsimile transmission, first class mail, or overnight courier to the Subscription Agent listed below, and must be received by the Subscription Agent at or prior to 5:00 p.m., New York time, on April 21, 2008, the Expiration Date of this Rights offering. The Expiration Date may be extended by the Company to a date not later than May 5, 2008. See "The Rights Offering—Notice of Guaranteed Delivery" in the prospectus supplement dated March 31, 2008. Unless defined herein, all capitalized terms have the meanings given in the Prospectus.

The Subscription Agent is: The Bank of New York

If by First Class Mail:	The Bank of New York Reorganization Services P.O. Box 3301 South Hackensack, NJ 07606
If by Overnight Carrier:	The Bank of New York Reorganization Services, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310
If by Hand:	The Bank of New York Reorganization Services, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310
If by Facsimile:	(201) 680-4626

Telephone number for confirmation: (201) 680-4860

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

        The member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company, having an office or correspondent in the United States that completes this form must communicate the guarantee, and state the name of the Record Date Stockholder or Rights Purchaser, the number of Rights held, the number of shares being subscribed for (separately disclosed as to the Basic Subscription Rights and the Over-Subscription Privilege) to the Subscription Agent, and must deliver this Notice of Guaranteed Delivery—accompanied by full payment of the Estimated Subscription Price—guaranteeing delivery of a properly completed and signed copy of the Subscription Certificate to the Subscription Agent on or prior to 5:00 P.M., New York time, on April 21, 2008, the Expiration Date, unless extended by the Company. Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

        The undersigned, a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent a properly completed and executed Subscription Certificate on or prior to 5:00 P.M., New York time, on April 24, 2008, or, if the Expiration Date is extended, three (3) business days following the Expiration Date.

1.		Name of Record Date Stockholder or Rights Purchaser:
2.		Number of Record Date Shares Owned (if any):
3.		Number of Rights Awarded (if any): = Shares owned divided by three (3) (disregard fractional rights)
4.		Number of Rights Purchased on NASDAQ (if any):
5.		Basic Subscription Rights:
	a.	Number of Rights Exercised: (including Rights purchased on NASDAQ)
Number of shares of common stock subscribed for pursuant to the Basic Subscription Rights, and accompanied by full payment, for which you are guaranteeing delivery of the Subscription Certificate:
	b.	Rights Exercised = shares of common stock
6.		Over-Subscription Privilege:
Number of shares of common stock requested pursuant to the Over-Subscription Privilege, and accompanied by full payment, for which you are guaranteeing delivery of the Subscription Certificate:
Shares Requested = shares of common stock
7.		Total:
Total number of shares of common stock subscribed for, and accompanied by full payment, for which you are guaranteeing delivery of the Subscription Certificate (sum of 5(b) and 6):
Total shares of common stock (disregard fractional shares)
8.		Method of Delivery (Check one):
[ ] Through the Depository Trust Company, or DTC
[ ] Direct to The Bank of New York, as the Subscription Agent

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC. In addition, please note that if you are guaranteeing shares of common stock subscribed for pursuant to the Over-Subscription Privilege and are a DTC participant, you must also execute and forward to The Bank of New York a Nominee Holder Over-Subscription Exercise Form.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (please type or print)
Zip Code	Phone Number

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  Exhibit 2.d.10
The Subscription Agent is: The Bank of New York
GUARANTEE